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                                                                   Exhibit 99.3


                               MEMBER RECORD CARD


CONTROL NUMBER

If the Amended and Restated Plan and Agreement of Merger goes into effect, it is estimated that you will receive the number of shares of SCPIE Holdings Inc. as indicated above.


PLEASE READ THE IMPORTANT INFORMATION ON THE BACK OF THIS CARD
                                                  Please retain for your records





                               CHANGE OF ADDRESS



CONTROL NUMBER

NAME AND ADDRESS OF RECORD              NEW ADDRESS/CORRECTIONS

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                                        SIGNATURE                        DATE





                               MEMBER RECORD CARD


SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE
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IMPORTANT INFORMATION ABOUT YOUR CONSIDERATION

Our records show that you were a member of SCPIE on September __, 1996. Based on such membership, and provided the Amended and Restated Plan and Agreement of Merger is approved and adopted at the Special Meeting and the conditions set forth therein are satisfied or waived, you will be eligible to receive consideration in the form of (i) a number of shares of SCPIE Holdings Inc. Common Stock and (ii) cash in lieu of fractional shares.

Details of the Amended and Restated Plan and Agreement of Merger's provisions for the amount and form of consideration are in the section on "The Merger--Consideration" in the Proxy Statement/Prospectus.